CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001, Annual Report to Board of Trustees and Shareholders of Burnham Investors Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.



Boston, Massachusetts
April 30, 2002